Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated September 8, 2009 which is included in the Annual Report on Form 10-K for the year ended May 31, 2009 of Mantra Venture Group Ltd in the Company’s Registration Statement on Form S-8 pertaining to the 2009 Stock Compensation Plan and the 2009 Stock Option Plan.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

November 23, 2009